BY – LAWS

of

NOSTALGIA FAMILY BRANDS, INC.

ARTICLE I - OFFICES

Section 1        Registered Office. The registered office of Nostalgia Family Brands, Inc. in the State of Delaware shall be at such place that the Board of Directors may determine, from time to time.

Section 2        Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

Section 1        Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, if any, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation of the corporation or these Bylaws.

Section 2        Special Meetings.  Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Board of Directors, by the Chairman of the Board of Directors, if any, or by the president. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3        Notice of Meetings. Notice of the time and place of any stockholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at the stockholder’s address as it appears upon the records of the corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4        Notice of Stockholder Business at Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of a majority of the members of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 4.

(b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 4, the stockholder must have given timely notice thereof in writing to the secretary of the corporation at the corporation’s principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder, to be timely, must be delivered to or mailed and received at the principal executive offices of the corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made. A stockholder’s notice to the secretary with respect to business to be brought at an annual meeting shall set forth (A) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (B) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the corporation), business address and telephone number, residence address and telephone number, and the number of shares of capital stock of the corporation beneficially owned by that stockholder, (C) any material interest of the stockholder in the proposed business, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

Section 5        Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 6        Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time upon a determination to so adjourn the meeting by the chairman of the meeting or by a majority in voting power of the stockholders present or represented by proxy and entitled to vote, in each case without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by the chairman of the meeting or a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 7        Voting List. The secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

Section 8        Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each holder of common stock, par value $0.001 per share entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his, her or its name on the record of stockholders. When a quorum is present, and except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by the affirmative vote of a majority of the votes entitled to be cast by all shares of common stock present in person or by proxy, voting together as a single class.

Section 9        Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 10        Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if prior to such action a written consent thereto is signed by a majority of the stockholders and such written consent is filed with the minutes of proceedings of the stockholders.

Section 11        Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 11.

Section 12        Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the president, or in the president’s absence, any other person designated by the Board of Directors, shall preside at all annual or special meetings of stockholders. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to: (a) adjourn or recess the meeting; (b) to silence or expel persons to ensure the orderly conduct of the meeting; (c) to declare motions or persons out of order; (d) to prescribe rules of conduct and an agenda for the meeting; (e) to impose reasonable time limits on questions and remarks by any stockholder; (f) to limit the number of questions a stockholder may ask; (g) to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting; (h) to limit the number of speakers or persons addressing the chairman of the meeting or the meeting; to determine when the polls will close; (i) to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners and the proxies of such record and beneficial holders; (j) and to limit the number of proxies a stockholder may name. The secretary, or in the absence of the secretary, an assistant secretary shall act as the secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 13        Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. To the fullest extent permitted by applicable law, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 13 may be permitted in the discretion of the president of the corporation or by a vote of the Board of Directors.

Section 14        Inspectors. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE III - DIRECTORS

Section 1        Number And Term. The number of directors shall be fixed by resolution of the stockholders, provided that Board of Directors shall consist of at least one member. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be duly elected and qualified.

Section 2        Resignations. Any director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect on the date specified therein, and if no date is specified, on the date of its receipt by the corporation’s President or Secretary. The acceptance of a resignation by the corporation’s President or Secretary shall not be necessary to make it effective.

Section 3        Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy. Any successor shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 4        Removal. Any director may be removed, either for or without cause, at any time by the affirmative vote of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose. Any vacancies created by the removal of a director may be filled at the meeting held for the purpose of removal, by the affirmative vote of a majority of the stockholders entitled to vote.

Section 5        Increase Of Number. The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are duly elected and qualified.

Section 6        Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, provided that the board may, by resolution, allow that a fixed fee and expenses of attendance be given to directors for their attendance at each meeting. Nothing herein contained shall be construed to preclude any director who serves in any other capacity, whether as an officer, agent or otherwise, from receiving compensation therefore.

Section 7        Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV - OFFICERS

Section 1        Officers. The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

Section 2        Other Officers And Agents. The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined by the Board of Directors, from time to time.

Section 3        Chairman. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as may be assigned to him by the Board of Directors, from time to time.

Section 4        President. The President shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders, if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.

Section 5        Vice-President. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, from time to time.

Section 6        Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board of Directors shall prescribe.

Section 7        Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws. In case of the Secretary’s absence or refusal or neglect so to give notice, any such notice may be given by any person thereunto directed by the President, or by the Board of Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

Section 8        Assistant Treasurers & Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V - MISCELLANEOUS

Section 1        Certificates Of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

Section 2        Lost, Destroyed and Mutilated Certificates. The holder of any stock of the corporation held in certificated form shall immediately notify the corporation of any loss, theft, destruction or mutilation of the certificates therefor. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises

Section 3        Registration and Transfer Of Shares.

(a) The name of each person owning a share of the capital stock of the corporation shall be entered on the books of the corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of issue of such shares. The shares of stock of the corporation held in certificated form shall be transferable on the books of the corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. The shares of stock of the corporation that are not held in certificated form shall be transferable on the books of the corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

(b) Notwithstanding anything to the contrary in these Bylaws, at all times that the corporation’s stock is listed on a stock exchange, the shares of the stock of the corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the corporation’s stock shall be entered on the books of the corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the corporation in both the certificated and uncertificated form.

Section 4        Dividends. Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as the directors shall deem conducive to the interests of the corporation.

Section 5        Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

Section 6        Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7        Checks. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 8        Notice And Waiver Of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

Section 9        Beneficial Owners. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE VI - AMENDMENTS

Section 1        Amendment To Bylaws. These By-Laws may be altered and repealed during any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.